                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of February 28, 1996, by and between Video Broadcasting Corporation (the "Borrower") whose address is 708 Third Avenue, New York, NY 10017 and Silicon Valley Bank, a California-chartered bank ("Lender"), with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02181, doing business under the name "Silicon Valley East".

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Promissory Note, dated March 6, 1995, in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "Note"). The Note, together with other promissory notes from Borrower to Lender, is governed by the terms of a Letter Agreement, dated March 6, 1995, between Borrower and Lender, as such agreement may be amended from time to time (the "Loan Agreement").

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by a Commercial Security Agreement, dated March 6, 1995. Additionally, and in connection with the repayment of the Indebtedness, Borrower has agreed with Lender not to further encumber any of its intellectual property, pursuant to a Negative Pledge Agreement dated March 6, 1995.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing payment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Note.

          1. Payable in one payment of all outstanding principal plus all accrued unpaid interest on February 27, 1997. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date beginning March 27, 1996 and all subsequent interest payments will be due on the same day of each month thereafter.

     B.   Modification(s) to Loan Agreement.

          1. Numbered paragraph 1, entitled "Profitability" is hereby amended to read, in its entirety as follows:

               For the quarter ending March 31, 1996, Borrower shall not incur a quarterly loss in excess of $100,000.00; for the quarter ending

               June 30, 1996, Borrower shall achieve minimum profits of $75,000.00; for the quarter ending September 30, 1996, Borrower shall not incur a loss in excess of $150,000.00; and for the quarter ending

               December 31, 1996, Borrower shall achieve minimum profits of $150,000.00. Notwithstanding the foregoing, Borrower may not incur two consecutive quarterly losses.

          2. Numbered paragraph 2, entitled "Minimum Equity" is hereby amended to read, in its entirety:

               Borrower shall maintain, on a monthly basis, a minimum tangible net worth of $875,000.00.

          3. Numbered paragraph 3, entitled "Leverage" is hereby amended to read, in its entirety:

               Borrower shall maintain, on a monthly basis, a maximum total debt to tangible net worth ratio of 1.50 to 1.00.

          4. Numbered paragraph 4, entitled "Liquidity" is hereby amended to read, in its entirety:

               Borrower shall maintain, on a monthly basis, a minimum quick ratio of 1.25 to 1.00.

          5. Lender shall conduct an audit of Borrower's books and records, including, without limitation, Borrower's accounts receivable, at least once per year. Borrower's deposit account will be debited for the audit expense and a notification will be mailed to Borrower.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay Lender a fee in the amount of Three Thousand and 00/100 ($3,000.00) (The "Loan Fee").

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this Paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Lender cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall be in Santa Clara County, California.

8. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Lender (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Lender in California).

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                             LENDER:

VIDEO BROADCASTING CORPORATION        SILICON VALLEY BANK, doing
                                      business as SILICON VALLEY EAST

By: /s/ J. Graeme McWhirter           By:_______________________________________
    ---------------------------       Name:_____________________________________
Name:   J. Graeme McWhirter           Title:____________________________________
Title:   Executive Vice Pres.

                                          SILICON VALLEY BANK


                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________
                                      (Signed at Santa Clara County, California)

                              SILICON VALLEY BANK
                       PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:         Video Broadcasting Corporation


LOAN OFFICER:     Tim O'Loughlin

DATE:             April 9, 1996

                  Loan Fee          $3,000.00

                  FEES DUE          $3,000.00
                  --------          =========

Please indicate the method of payment:

     (x) A check for the total amount is attached.

     ( ) Debit DDA #__________________ for the total amount.

     ( ) Loan proceeds



/s/ J. Graeme McWhirter  5/10/96
--------------------------------
Authorized Signer        (date)



--------------------------------
Silicon Valley Bank      (date)
Account Officer's Signature


                    [Copy of Video Broadcasting Corp. check]

                              [Silicon Letterhead]


March 6, 1995


Mr. Graeme McWhirter
Chief Financial Officer
Video Broadcasting Corporation
708 Third Avenue
New York, NY  10017

Dear Mr. McWhirter:

We are pleased to inform you that Silicon Valley Bank, a California-chartered bank ("Bank") with its principal place of business at 3000 Lakeside Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 45 William Street, Wellesley, Massachusetts 02181 doing business under the name "Silicon Valley East", has approved a working capital line of credit of $500,000 for the use of Video Broadcasting Corporation (the "Company") subject to the following terms and to the Bank's periodic review. Unless renewed, this line will expire on February 28, 1996. This commitment shall not become effective unless and until an executed copy of this letter together with all necessary accompanying documentation as well as the facility fee described below has been returned to the Bank, which must take place within 21 days from the date of this letter.

Borrowings under the working capital line shall be secured by a first security interest in the Company's accounts receivable, inventory, and machinery, equipment and all other assets and all monies and all other property in our possession which the Bank may use to pay the Company's obligations.

Borrowings under this line shall bear interest at a rate per annum equal to the Prime Rate plus 1%. The "Prime Rate" means the rate from time to time announced and made effective by the Bank as its Prime Rate. The Company's borrowing rate shall change as the Prime Rate changes. A facility fee of $3,000 as well as any out-of-pocket expenses incurred by the Bank in connection with establishment of this credit facility must be paid at the time the documents are returned to the Bank. All interest will be charged monthly in arrears and will be calculated on the basis of a 360-day year. The Bank shall be authorized to debit the Company's principal account or any other account maintained by the Company with the bank for any principal, interest or fees associated with the Company's credit facility without prior notice.

The maximum available borrowings under this line will be the lesser of $500,000 or 75% of all of the Company's eligible domestic trade accounts receivable within 90 days from invoice date, including government receivables to a maximum of $50,000. A definition of eligible A/R accompanies this letter.

In order to monitor availability, the Bank asks that the Company submit within 15 days of each month-end duplicate Borrowing Base Certificates (BBC), an accounts receivable aging, duplicate income statements and balance sheets, and duplicate Certificates of Compliance. The BBC indicates the Company's borrowing availability and the Certificate of Compliance asks you to confirm that the Company is in compliance with the financial covenants and asks you to further represent that you have no knowledge of any impending circumstances which would take the Company out of compliance. Any advances hereunder or renewal hereof will be made only if there exists no default

Page Two


under any loan documentation executed by the Company with the Bank. A default is defined in the (accompanying) Promissory Note dated March 6, 1995.

The Bank reserves the right to have performed from time to time an examination of the Company's books and records by an agent of the Bank. In no event shall the Bank perform more than two examinations per annum unless the Company is in default. The Company agrees to pay for the cost of this examination.

So long as this commitment remains outstanding, the Company agrees to maintain the following covenants as well as any other covenants listed in the

(accompanying) Promissory Note dated March 6, 1995:

1. Profitability - (Tested Quarterly)

To report no two consecutive loss quarters

Maximum loss/Minimum earnings in Q1 '95 of ($100M).
Minimum earnings in Q2 '95 of $75M.
Maximum loss in Q3 '95 of ($150M).
Minimum earnings in Q4 '95, of $150M.

2. Minimum Equity - (Tested Monthly)

Maintain a minimum Tangible Net Worth (TNW) of $850M through 4/30/95; and $875 thereafter. TNW is defined as Stockholders' Equity plus Subordinated Debt (debt which is formally subordinated to the Bank) less intangibles (including but not limited to Goodwill, Capitalized Software and Excess Purchase Costs).

3. Leverage - (Tested Monthly) Maintain a ratio of Total Liabilities less Subordinated Debt divided by TNW not to exceed 1.6:1 through 4/30/95; and 1.5:1 thereafter.

4. Liquidity - (Tested Monthly) Maintain a minimum Quick Ratio of 1.0:1 through 4/31/95; and 1.25:1 thereafter. Quick Ratio is defined as cash and receivables divided by current liabilities including any borrowings under this facility.

5. Not directly or indirectly pledge, grant, create or permit to exist any security interest, lien or other encumbrance upon any of the Company's assets, including without limitation, the Borrower's Intellectual Property, except in favor of the Bank.

6. To provide the Bank with duplicate unaudited monthly financial statements prepared in accordance with generally accepted accounting principles and duplicate audited annual (consolidated and consolidating) financial statements certified by public accountants with an unqualified opinion, to be received 25 and 90 days respectively after the close of the period.

7. To provide the Bank with copies of all legal process served upon the Company, and, at the request of the Bank, to provide the Bank with a copy of the Annual management letter provided by the Company's auditors.

8. Maintain adequate fire and liability insurance satisfactory to the Bank, a copy of which shall be forwarded to the Bank.

Page Three


9. Not to participate in any merger or consolidation or to pay any dividends without the Bank's consent, which consent shall not be unreasonably withheld or delayed.


10. Not to dispose of any material assets other than in the ordinary course of business without the Bank's consent, which shall not be unreasonably withheld or delayed.

11. To file all tax returns and to pay all taxes due.

12. Not to invest in any securities other than money market instruments acceptable to the Bank.

13. Not to incur indebtedness for borrowed money, except for either a) indebtedness to Silicon Valley Bank and Barclay's Bank or b) indebtedness incurred for the purchase or lease of equipment, the aggregate of such indebtedness for the purchase or lease of such equipment in an aggregate amount not exceeding $250,000 at any given point in time.

14. Not to be in default of any other loan agreement with any other Bank.

15. To remain a duly organized corporation under the laws of Delaware, and not to file for protection under the Bankruptcy Code.

16. All reasonable legal fees incurred will be for the account of the Company.

17. To reimburse the Bank for any reasonable expenses incurred by the Bank to enforce the terms of this obligation.

18. Prior to closing you agree to provide the Bank with Articles of Incorporation and a Certificate of Good Standing from the appropriate state authorities.

If the Bank waives any rights under this Agreement, it will not affect any future action the Bank may wish to take. This Agreement shall be binding upon any of the Company's successors in interest. The laws of the Commonwealth of Massachusetts shall apply to this Agreement. THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS LETTER AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, THEN VENUE SHALL LIE IN SANTA CLARA COUNTY, CALIFORNIA. (INITIAL HERE /s/) BANK AND COMPANY HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER BANK OR COMPANY AGAINST THE OTHER.

It is our understanding that the Company will maintain a reasonable portion of its excess funds in its Silicon Valley Bank account.

Page Four


This Agreement shall become effective only when it shall have been executed by the Company and the Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of the Bank in California).


We are delighted to expand our relationship with Video Broadcasting Corporation and look forward to many successful years of working together.

Sincerely,

SILICON VALLEY BANK


By: /s/ Florence G. Knisley
    ---------------------------
Name: Florence G. Knisley
Title: AVP/Operations Officer


SILICON VALLEY BANK, doing
business as SILICON VALLEY EAST


By: /s/ Kathleen Borie
-------------------------------
Name: Kathleen Borie
Title: Vice President


Agreed and Accepted this 24 day of April, 1995.

By: /s/ Laurence Moskowitz                By: /s/ J. Graeme McWhirter
    ----------------------------              ----------------------------
Name: Laurence Moskowitz                  Name: J. Graeme McWhirter
Title: President                          Title: Executive Vice President

(initials)

enclosures:

     1. Borrowing Base Certificate and Certificate of Compliance
     2. Promissory Note
     3. Security Documents
     4. Account Opening Forms
     5. Other ancillary forms and documents

                     ELIGIBLE DOMESTIC ACCOUNTS RECEIVABLE

     "Eligible Domestic Accounts Receivable" means an account receivable owing to the Company which met the following specifications at the time it came into existence and continues to meet the same until it is collected in full:

     (a) The account is not more than 90 days from the date of the invoice thereof.

     (b) The account arose from the performance of services or an outright sale of goods by Company, such goods have been shipped to the account debtor, and Company has possession of, or has delivered to Bank, shipping and delivery receipts evidencing such shipment.

     (c) The account is not subject to any prior assignment, claim, lien, or security interest, and the Company will not make any further assignment thereof or create any further security interest therein, nor permit the Company's right therein to be reached by attachment, levy, garnishment or other judicial process.

     (d) The account is not subject to set-off, credit, allowance or adjustment by the account debtor, except discount allowed for prompt payment, and the account debtor has not contested his liability thereon and has not returned any of the goods from the sale from which the account arose.

     (e) The account arose in the ordinary course of Company's business and did not arise from the performance of services or a sale of goods to a supplier or employee of the Company.

     (f) No notice of bankruptcy or insolvency of the account debtor has been received by or is known to the Company.

     (g) The Bank has not notified the Company that the account or account debtor is unsatisfactory on the basis of the account debtor's financial condition, operating performance, or credit history.

     (h) Not more than 50% of the aggregate receivables of the account debtor are over ninety (90) days from invoice.

     (i) The aggregate accounts receivables from the account debtor do no exceed 25% of the total Eligible Receivables of the Company; that portion of the account over the 25% level will be disqualified.

     (j) The account debtor is not a Subsidiary of the Company or an officer or employee of the Company or a Subsidiary.

     (k) The account debtor is a person or entity located in the United States or Canada and the account arose out of services rendered or goods delivered in the United States or Canada.